Exhibit 10.10

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (the “Agreement”), dated as of February 28, 2023, is made by and among Avenue Therapeutics, Inc. a Delaware corporation (the “Company”), and AnnJi Pharmaceutical Co. Ltd. (“Annji”).

WHEREAS, concurrently with the execution of this Agreement, the Company issued to Annji 831,618 shares (the “Initial Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”), at an initial closing of the transactions contemplated under that certain License Agreement, dated of even date herewith, between the Company and Annji (the “License Agreement”);

WHEREAS, the License Agreement contemplates a subsequent issuance of additional shares of Common Stock (the “Subsequent Shares”) by the Company to Annji; and

WHEREAS, in order to induce the Annji to enter into the transactions described in the preceding recitals, the Company has agreed to provide to Annji the registration rights set forth in this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE I
DEFINITIONS

The following terms, as used herein, have the following meanings:

“Annji” has the meaning set forth in the preamble.

“Agreement” has the meaning set forth in the preamble.

“Block Trade” means an offering and/or sale of Registrable Securities by any Holder on a block trade or underwritten basis (whether firm commitment or otherwise) without substantial marketing efforts prior to pricing, including, without limitation, a same day trade, overnight trade or similar transaction.

“Board of Directors” means the Board of Directors of the Company.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Stock” has the meaning set forth in the recitals.

“Company” has the meaning set forth in the preamble and includes the Company’s successors by merger, acquisition, reorganization or otherwise.

“Effectiveness Date” has the meaning set forth in Section 2.1.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

“Holder” means Annji or any transferee or assignee of any Registrable Securities to whom Annji (or any transferee or assignee of Annji) assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 5.8.

“Indemnified Party” has the meaning set forth in Section 4.3.

“Indemnifying Party” has the meaning set forth in Section 4.3.

“Initial Shares” has the meaning set forth in the recitals.

“Inspectors” has the meaning set forth in Section 3.1(g).

“License Agreement” has the meaning set forth in the recitals.

“Person” or “Persons” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or other entity or government or other agency or political subdivision thereof.

“Records” has the meaning set forth in Section 3.1(g).

“Registrable Shares” means (i) all shares of Common Stock issuable to Annji under the License Agreement (including, without limitation, the Initial Shares and the Subsequent Shares), and (ii) all capital stock of the Company or any successor entity issued with respect to any share described in item (i) hereof, whether by stock dividend, stock distribution, stock split or otherwise. As to any particular Registrable Shares, such securities shall only cease to be Registrable Shares when (a) a registration statement with respect to the sale of such securities has been declared effective by the Commission and such particular Registrable Shares have been disposed of under such registration statement, (b) such securities are sold under circumstances in which all of the applicable conditions of Rule 144 are met; (c) such securities become eligible for sale pursuant to Rule 144 without volume or manner-of-sale restrictions and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144(c)(1), or (d) such Registrable Shares have ceased to be outstanding.

“Registration Expenses” has the meaning set forth in Section 3.2.

“Rule 144” means Rule 144 (or any successor rule of similar effect) promulgated under the Securities Act.

“Rule 415” means Rule 415 (or any successor rule of similar effect) promulgated under the Securities Act.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.

“Shelf Registration Period” has the meaning set forth in Section 2.2.

“Shelf Registration Statement” has the meaning set forth in Section 2.1.

“Subsequent Shares” has the meaning set forth in the recitals.

“Successor” has the meaning set forth in Section 5.9.

“Underwriter” means a securities dealer who purchases any Registrable Shares or other securities of the Company as a principal for the resale of such securities and not as part of such dealer’s market-making activities.

“Underwritten Offering” means any sale of Common Stock for the account of the Company to an Underwriter or Underwriters on a firm commitment basis.

ARTICLE II
REGISTRATION RIGHTS

Section 2.1 Shelf Registration. The Company shall (i) prepare and file with the Commission registration statements on Form S-1 (or Form S-3, if available for use by the Company for the registration of the resale of the Initial Shares and Subsequent Shares) with respect to all of the Registrable Shares (each such registration statement, including any replacement registration statement, the “Shelf Registration Statement”) as soon as practicable and in any event no later than six (6) months following the date hereof, which Shelf Registration Statement (A) shall comply as to form in all material respects with the requirements of the applicable form and include, by reference or therewith, all financial statements required by the Commission to be filed therewith or be incorporated therein and (B) shall be reasonably acceptable to counsel to Annji, and (ii) use reasonable best efforts to cause the Shelf Registration Statement to be declared effective by the Commission as soon as practicable thereafter (the “Effectiveness Date”). The Shelf Registration Statement shall be on an appropriate form and shall provide for the resale of the Registrable Shares from time to time, including pursuant to Rule 415.

Section 2.2 Shelf Registration Period. Subject to Section 2.3 hereof, the Company shall use reasonable best efforts to keep the Shelf Registration Statement continuously effective for the period beginning on the Effectiveness Date and ending on the date on which all of the Registrable Shares the resale of which has been registered under the Shelf Registration Statement cease to be Registrable Shares (the “Shelf Registration Period”). During the Shelf Registration Period, the Company shall (i) subject to Section 2.3 hereof, prepare and file with the Commission such amendments and post-effective amendments to the Shelf Registration Statement as may be necessary to keep the Shelf Registration Statement continuously effective for the Shelf Registration Period, and shall use commercially reasonable efforts to cause each such amendment to be declared effective by the Commission, if required, as soon as practicable after the filing thereof, (ii) subject to Section 2.3 hereof, use commercially reasonable efforts to cause any related prospectus to be supplemented by any required supplement, and as so supplemented to be filed with the Commission pursuant to Rule 424 under the Securities Act (or any similar provisions then in force under the Securities Act), to the extent required, and (iii) comply in all material respects with the provisions of the Securities Act with respect to the disposition of all securities covered by the Shelf Registration Statement during the applicable period in accordance with the intended methods of disposition in market transactions as may be reasonably requested from time to time by Annji and set forth in the Shelf Registration Statement as so amended or such prospectus as so supplemented.

Section 2.3 Suspension.

(a)    Notwithstanding anything set forth herein, the Company may, upon written notice to each Holder, suspend the use, from time to time, of the prospectus that is part of the Shelf Registration Statement (and therefore suspend sales under the Shelf Registration Statement) if any of the following occurs:

(i) the representative of the Underwriters has advised the Company in writing that the sale of the Registrable Shares under the Shelf Registration Statement would have a material adverse effect on an Underwritten Offering;

(ii) a majority of the independent directors of the Board of Directors (as determined in accordance with Nasdaq Stock Exchange and Commission rules and regulations) determines in good faith that: (a) the offer or sale of any of Registrable Shares under the Shelf Registration Statement would materially impede, delay or interfere with any proposed financing, offer or sale of securities, acquisition, corporate reorganization or other significant transaction involving the Company or its subsidiaries, (b) the sale of the Registrable Shares under the Shelf Registration Statement would require disclosure of non-public material information not otherwise required to be disclosed under applicable law, and (c) (x) the Company has a bona fide business purpose for preserving the confidentiality of a proposed transaction, (y) disclosure would have a material adverse effect on the Company or the Company’s ability to consummate the proposed transaction, or (z) the proposed transaction renders the Company unable to comply with Commission requirements, in each case under circumstances that would make it impracticable or inadvisable to cause the Shelf Registration Statement (or such filings) to become effective or promptly amend or supplement the Shelf Registration Statement, as applicable; or

(iii) a majority of the independent directors of the Board of Directors determines in good faith that the Company is required by law, rule or regulation, or that it is in the Company’s best interests, to supplement the Shelf Registration Statement or file a post-effective amendment to the Shelf Registration Statement in order to incorporate information into the Shelf Registration Statement for the purpose of: (a) including in the Shelf Registration Statement and prospectus required under Section 10(a)(3) of the Securities Act, (b) reflecting in the prospectus included in the Shelf Registration Statement any facts or events arising after the effective date of the Shelf Registration Statement (or of the most-recent post-effective amendment) that, individually or in the aggregate, represents a fundamental change in the information set forth in the prospectus or (c) including in the prospectus included in the Shelf Registration Statement any material information with respect to the plan of distribution not disclosed in the Shelf Registration Statement or any material change to such information.

Any such suspension under this Section 2.3 shall continue until the date upon which the Company notifies each Holder in writing that suspension of such rights for the grounds set forth in this Section 2.3 is no longer necessary and such Holder has received copies of any required amendment or supplement to the relevant prospectus (or such earlier date required by the provisions of paragraph (c) of this Section 2.3, if applicable). The Company agrees to give such notice as promptly as practicable following the date that such suspension of rights is no longer necessary.

(b)    Each Holder agrees by acquisition of the Registrable Shares that upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.3(a), such Holder will forthwith discontinue its disposition of Registrable Shares pursuant to the Shelf Registration Statement relating to such Registrable Shares until the expiration of the applicable suspension period as provided in Section 2.3(a).

(c)    The cumulative periods of suspension under Section 2.3 may not exceed (i) an aggregate of ninety (90) days in any rolling twelve (12) month period and (ii) an aggregate of thirty (30) days in any rolling ninety (90) day period, except as a result of a refusal by the Commission to declare any post-effective amendment to the Shelf Registration Statement effective after the Company has used all commercially reasonable efforts to cause the post-effective amendment to be declared effective by the Commission, in which case, the Company must terminate the suspension period immediately following the effective date of the post-effective amendment.

Section 2.4 Additional Registration Statements. Notwithstanding anything to the contrary contained in this Agreement, in the event the staff of the Commission (the “Staff”) or the Commission seeks to characterize any offering pursuant to a Shelf Registration Statement filed pursuant to this Agreement as constituting an offering of securities by, or on behalf of, the Company, or in any other manner, such that the Staff or the Commission do not permit such Registration Statement to become effective and used for resales in a manner that does not constitute such an offering and that permits the continuous resale at the market by the Holders participating therein (or as otherwise may be acceptable to Annji) without being named therein as an “underwriter,” then the Company shall reduce the number of shares to be included in such Shelf Registration Statement by all Holders until such time as the Staff and the Commission shall so permit such Shelf Registration Statement to become effective as aforesaid. In making such reduction, the Company shall reduce the number of shares to be included by all Holders on a pro rata basis (based upon the number of Registrable Securities otherwise required to be included for each Holders) unless the inclusion of shares by a particular Holder or a particular set of Holders are resulting in the Staff or the SEC’s “by or on behalf of the Company” offering position, in which event the shares held by such Holder or set of Holders shall be the only shares subject to reduction (and if by a set of Holders on a pro rata basis by such Holders or on such other basis as would result in the exclusion of the least number of shares by all such Holders). In addition, in the event that the Staff or the Commission requires any Holder seeking to sell securities under a Shelf Registration Statement filed pursuant to this Agreement to be specifically identified as an “underwriter” in order to permit such Shelf Registration Statement to become effective, and such Holder does not consent to being so named as an underwriter in such Registration Statement, then, in each such case, the Company shall reduce the total number of Registrable Securities to be registered on behalf of such Holder, until such time as the Staff or the Commission does not require such identification or until such Holder accepts such identification and the manner thereof. In the event of any reduction in Registrable Securities pursuant to this Section, an affected Holder shall have the right to require, upon delivery of a written request to the Company signed by such Holder, the Company to file a Shelf Registration Statement within twenty (20) days of such request (subject to any restrictions imposed by Rule 415 or required by the Staff or the Commission) for resale by such Holder in a manner acceptable to such Holder, and the Company shall following such request cause to be and keep effective such registration statement in the same manner as otherwise contemplated in this Agreement for registration statements hereunder, in each case until such time as: (i) all of the Registrable Shares the resale of which has been registered under such additional Shelf Registration Statement cease to be Registrable Shares or (ii) such Holder agrees to be named as an underwriter in any such Shelf Registration Statement in a manner acceptable to such Holder as to all Registrable Securities held by such Holder and that have not theretofore been included in a Shelf Registration Statement under this Agreement (it being understood that the special demand right under this sentence may be exercised by a Holder multiple times and with respect to limited amounts of Registrable Securities in order to permit the resale thereof by such Holder as contemplated above).

Section 2.5 Shelf Takedowns. At any time when a Shelf Registration Statement is effective and its use has not been otherwise suspended by the Company in accordance with the terms of Section 2.3, so long as such Shelf Registration Statement has been filed on Form S-3, upon a written demand (a “Takedown Demand”) by any Holder or Holders holding not less than 50% of the Registrable Securities (the “Initiating Holder”), the Company will facilitate in the manner described in this Agreement a “takedown” of Registrable Securities off of such Shelf Registration Statement (a “take down offering”) and the Company shall pay all Registration Expenses in connection therewith; provided that the estimated market value of the Registrable Securities proposed to be sold by the Initiating Holder is at least $1,000,000; and in any such event the Company will provide (x) in connection with any non-marketed underwritten takedown offering (other than a Block Trade), at least two (2) Business Days’ notice of such Takedown Demand to each Holder (other than the Initiating Holder), (y) in connection with any Block Trade initiated prior to the three (3) year anniversary of the date hereof, notice of such Takedown Demand to each Holder (other than the Initiating Holder) no later than noon Eastern time on the Business Day prior to the requested Takedown Demand and (z) in connection with any marketed underwritten takedown offering, at least five (5) Business Days’ notice of such Takedown Demand to each Holder (other than the Initiating Holder). In connection with (x) any non-marketed underwritten takedown offering initiated prior to the three (3) year anniversary of the date of this Agreement and (y) any marketed underwritten takedown offering, if any Holders entitled to receive a notice pursuant to the preceding sentence request inclusion of their Registrable Securities (by notice to the Company, which notice must be received by the Company no later than (A) in the case of a non-marketed underwritten takedown offering (other than a Block Trade), the Business Day following the date notice is given to such participant, (B) in the case of a Block Trade, by 10:00 p.m. Eastern time on the date notice is given to such participant and (C) in the case of a marketed underwritten takedown offering, three (3) Business Days following the date notice is given to such participant), the Initiating Holder and the other Holders that request inclusion of their Registrable Securities shall be entitled to sell their Registrable Securities in such offering. Each Holder agrees that such Holder shall treat as confidential the receipt of the notice of a Takedown Demand and shall not disclose or use the information contained in such notice without the prior written consent of the Company until such time as the information contained therein is or becomes available to the public generally, other than as a result of disclosure by the Holder in breach of the terms of this Agreement.

ARTICLE III
REGISTRATION PROCEDURES

Section 3.1 Filings; Information. In connection with the registration of Registrable Shares pursuant to Article II:

(a)    The Company may require any Holder to promptly furnish in writing to the Company such information regarding such Holder, the plan of distribution of the Registrable Shares and other information as the Company may be legally required to disclose in connection with such registration.

(b)    The Company will, prior to filing any Shelf Registration Statement or any amendment or supplement thereto, furnish to Annji copies thereof and incorporate any comments reasonably proposed by Annji thereto, and thereafter furnish to Annji such number of copies of the Shelf Registration Statement, amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein) and the prospectus included in the Shelf Registration Statement (including each preliminary prospectus) as Annji may reasonably request in order to facilitate the sale of the Registrable Shares by Annji.

(c)    After the filing of the Shelf Registration Statement, the Company will promptly notify Annji of any stop order issued or, to the Company’s knowledge, threatened to be issued by the Commission and use its commercially reasonable efforts to prevent the entry of such stop order or to remove it if entered.

(d)    In addition to the requirements imposed on the Company elsewhere herein, the Company will (i) qualify the Registrable Shares for offer and sale under such other securities or blue sky laws of such jurisdictions in the United States as Annji may reasonably request, (ii) keep each such registration or qualification (or exemption therefrom) effective during the Shelf Registration Period and (iii) do any and all other acts and things which may be necessary or advisable to enable any Holder to consummate the disposition of the Registrable Shares owned by such Holder in such jurisdictions; provided that the Company will not be required to (a) qualify to generally do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3.1(d), (b) subject itself to taxation in any such jurisdiction, or (c) consent to general service of process in any such jurisdiction.

(e)    The Company will as promptly as is practicable notify each Holder, at any time when a prospectus relating to the sale of the Registrable Shares is required by law to be delivered in connection with sales by an Underwriter or dealer, of the occurrence of any event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and promptly make available to each Holder any such supplement or amendment. Upon receipt of any notice of the occurrence of any event of the kind described in the preceding sentence, each Holder will forthwith discontinue the offer and sale of Registrable Shares pursuant to the Shelf Registration Statement until receipt by such Holder of the copies of such supplemented or amended prospectus and, if so directed by the Company, such Holder shall deliver to the Company all copies, other than permanent file copies then in the possession of such Holder, of the most recent prospectus covering such Registrable Shares at the time of receipt of such notice. Furthermore, in the event the Company shall give such notice, the Company shall, as promptly as is practical, subject to the suspension rights under Section 2.3, if applicable, prepare a supplement or post-effective amendment to the Shelf Registration Statement or a supplement to the related prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered to the purchasers of the Registrable Shares being sold thereunder, such prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(f)    If requested by the managing Underwriter or a Holder, the Company shall promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing Underwriter or such Holder reasonably requests to be included therein, including without limitation, with respect to the Registrable Shares being sold by such Holder, the purchase price being paid therefor by the Underwriters and with respect to any other terms of the Underwritten Offering of the Registrable Shares to be sold in such offering, and promptly make all required filings of such prospectus supplement or post-effective amendment.

(g)    The Company shall promptly make available for inspection by any Holder or any Underwriter participating in any disposition pursuant to the Shelf Registration Statement, and any attorney, accountant or other agent or representative retained by such Holder or any Underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall reasonably be necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information requested by any such Inspector in connection with the Shelf Registration Statement; provided, however, that unless the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the Shelf Registration Statement or the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, the Company shall not be required to provide any information under this Section 3.1(g) if (A) the Company believes, after consultation with counsel for the Company, that to do so would cause the Company to forfeit an attorney-client privilege that was applicable to such information or (B) if the Company has requested and been granted from the Commission confidential treatment of such information contained in any filing with the Commission or documents provided supplementally or otherwise.

(h)    The Company shall cause the Common Stock included in any Shelf Registration Statement to be listed on each securities exchange on which securities issued by the Company are then listed, if the Registrable Shares so qualify.

(i)    The Company shall provide a CUSIP number for the Registrable Shares included in the Shelf Registration Statement not later than the Effectiveness Date.

(j)    The Company shall, during the period when the prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the Commission pursuant to Section 13(a) of the Exchange Act.

(k)    If in the Company’s sole discretion any of the Registrable Shares covered by the Shelf Registration Statement are to be sold in an Underwritten Offering, the Company will select the underwriter(s) and managing underwriter(s) that will manage such offering; provided that in the case of a Takedown Demand pursuant to Section 2.5, the Initiating Holder will have the right to select such underwriter(s) and managing underwriter(s). A Holder may not participate in any Underwritten Offering hereunder unless such Holder (i) agrees to sell its Registrable Shares on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

Section 3.2 Registration Expenses. In connection with any registration effected hereunder, the Company shall pay all expenses incurred in connection with such registration (the “Registration Expenses”), including without limitation: (i) registration and filing fees with the Commission, (ii) all fees and expenses of compliance with securities or blue sky laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Shares), (iii) printing expenses, messenger and delivery expenses, (iv) fees and expenses incurred in connection with the listing or quotation of the Registrable Shares, (v) fees and expenses of counsel to the Company and the fees and expenses of independent certified public accountants for the Company, (vi) the fees and expenses of any additional experts retained by the Company in connection with such registration, (vii) fees and expenses of one counsel for the holders of Registrable Securities participating in such registration as a group in an amount not to exceed $100,000 in the aggregate under this Section 3.2, regardless of the number of filings that may be needed hereunder, and (viii) the fees and expenses of other Persons retained by the Company, whether or not any registration statement becomes effective; provided that in no event shall Registration Expenses include any underwriting discounts or commissions or transfer taxes.

ARTICLE IV
INDEMNIFICATION AND CONTRIBUTION

Section 4.1 Indemnification By the Company. The Company agrees to indemnify, defend and hold harmless each Holder and each Person, if any, that controls such Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities, costs and expenses (including reasonable attorneys’ fees) caused by, arising out of, resulting from or related to any untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in the Shelf Registration Statement or prospectus relating to the Registrable Shares (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, including all documents attached thereto or incorporated by reference therein, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by or based upon any information furnished in writing to the Company by or on behalf of such Holder or by such Holder’s failure to deliver a copy of the Shelf Registration Statement or prospectus or any amendments or supplements thereto after the Company has furnished such Holder with copies of the same; provided, however, that the Company shall have no obligation to indemnify any Holder under this sentence to the extent any such losses, claims, damages or liabilities have been finally and non-appealably determined by a court of competent jurisdiction to have resulted from such Holder’s willful misconduct or gross negligence or an intentional act or omission in violation of applicable laws. This indemnity shall be in addition to any liability the Company may otherwise have.

Section 4.2 Indemnification By Holders. Each Holder, severally and not jointly, agrees to indemnify, defend and hold harmless the Company, its officers, directors and stockholders, and each Person, if any, that controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities, costs and expenses (including reasonable attorneys’ fees) caused by, arising out of, resulting from or related to any untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in the Shelf Registration Statement or prospectus relating to the Registrable Shares (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, including all documents attached thereto or incorporated by reference therein, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information furnished in writing by or on behalf of such Holder specifically for use in the Shelf Registration Statement or prospectus relating to the Registrable Shares, or any amendment or supplement thereto or any preliminary prospectus; provided, that the obligation to indemnify of each Holder hereunder shall not exceed an amount equal to the net proceeds (after underwriting fees, commissions or discounts) actually received by such Holder from the sale of Registrable Securities pursuant to such Shelf Registration Statement.

Section 4.3 Conduct of Indemnification Proceedings. In case any proceeding (including any investigation by any court, governmental, regulatory or administrative agency or commission or other governmental authority or instrumentality, domestic (federal, state or municipal) or foreign governmental entity) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to Section 4.1 or Section 4.2, such Person (the “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing and the Indemnifying Party, upon the request of the Indemnified Party, shall retain counsel reasonably satisfactory to such Indemnified Party to represent such Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded or joined parties) include both the Indemnified Party and the Indemnifying Party and, in the written opinion of counsel for the Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case any such separate firm for the Indemnified Parties exists, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if a final judgment is entered for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.

Section 4.4 Contribution.

(a)    If the indemnification provided for in this Article IV is by operation of law unavailable to an Indemnified Party in respect of any losses, claims, damages or liabilities in respect of which indemnity is to be provided hereunder, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall to the fullest extent permitted by law, contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of such party in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and a Holder shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(b)    The Company and each Holder agrees that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

ARTICLE V
MISCELLANEOUS

Section 5.1 Rule 144.The Company shall file any and all reports required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as Annji may reasonably request to the extent required from time to time to enable it to sell Registrable Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

Section 5.2 Market Stand Off. In connection with the registration or offering of the Company’s securities, upon the reasonable request of the Company and the managing Underwriter of any Underwritten Offering of the Company’s securities, Annji (if it then is the beneficial owner of 5% or more of the Company’s outstanding shares of capital stock) and any Holder that is then the beneficial owner of 5% or more of the Company’s outstanding shares of capital stock each agree not to directly or indirectly sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of, any Registrable Shares without prior written consent of the Company, or such Underwriters, as the case may be, for such period of time prior to and following the effective date of such registration statement as the Company and the managing Underwriter may reasonably specify; provided, however, that:

(a)    all executive officers and directors of the Company then holding Common Stock of the Company shall enter into similar agreements for not less than the time period required of Annji and such applicable Holders;

(b)    neither Annji nor any Holder shall be allowed any concession or proportionate release allowed to any officer or director that entered into similar agreements; provided, that, any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all other Company stockholders that are subject to such agreements, based on the number of shares subject to such agreements; and

(c)    such agreement shall not restrict Annji or any Holder from selling, making any short sale of, loaning, granting any option for the purchase of, or otherwise disposing of, any Registrable Shares for a period of more than 90 days from the date of any applicable underwriting agreement entered into between the Company and the managing Underwriter of any Underwritten Offering.

In order to enforce the foregoing covenant in this Section 5.2, the Company shall have the right to place restrictive legends on the certificates representing the Registrable Shares subject to this Section 5.2 and to impose stop transfer instructions with respect to the Registrable Shares and such other Common Stock of Annji or any applicable Holder (and the Common Stock or securities of every other Person subject to the foregoing restriction) until the end of such period.

Upon request, Annji and each applicable Holder agrees to execute a “lock-up” letter to such effect for the benefit of the Company or any Underwriter.

Section 5.3 Amendments, Waivers. This Agreement may not be amended, waived or otherwise modified or terminated except by an instrument in writing signed by the Company and Annji.

Section 5.4 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via email in “.pdf” form with any electronic signature complying with the U.S. federal ESIGN Act of 2000 (e.g., DocuSign), or via other transmission method.

Section 5.5 Entire Agreement. This Agreement (including the exhibits, schedules, annexes and appendices hereto) constitutes the entire agreement between the parties with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof.

Section 5.6 Articles, Sections. Unless the context indicates otherwise, references to Articles, Sections and paragraphs shall refer to the corresponding articles, sections and paragraphs in this Agreement.

Section 5.7 Governing Law; Dispute Resolution. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the principles of conflicts of laws. Each of the parties hereto hereby irrevocably consents, to the maximum extent permitted by law, that any action or proceeding relating to this Agreement or the transactions contemplated hereby shall be brought, at the option of the party instituting the action or proceeding, in any court of general jurisdiction in New York County, New York, in the United States District Court for the Southern District of New York or in any state or federal court sitting in the area currently comprising the Southern District of New York. Each of the parties hereto waives any objection that it may have to the conduct of any action or proceeding in any such court based on improper venue or forum non conveniens, waives personal service of any and all process upon it, and consents that all service of process may be made by mail or courier service directed to it at the address set forth herein and that service so made shall be deemed to be completed upon the earlier of actual receipt or ten (10) days after the same shall have been posted or delivered to a nationally recognized courier service. Nothing contained in this shall affect the right of any party hereto to serve legal process in any other manner permitted by law.

Section 5.8 Assignment of Registration Rights. All or any portion of the rights under this Agreement shall be assignable by Annji to any transferee or assignee (as the case may be) of all or any portion of Annji’s Registrable Securities if:

(i)

Annji agrees in writing with such transferee or assignee (as the case may be) to assign all or any portion of such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such transfer or assignment (as the case may be);

(ii)

the Company is, within a reasonable time after such transfer or assignment (as the case may be), furnished with written notice of (a) the name and address of such transferee or assignee (as the case may be), and (b) the securities with respect to which such registration rights are being transferred or assigned (as the case may be);

(iii)

immediately following such transfer or assignment (as the case may be) the further disposition of such securities by such transferee or assignee (as the case may be) is restricted under the Securities Act or applicable state securities laws if so required;

(iv)

at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence such transferee or assignee (as the case may be) agrees in writing with the Company to be bound by all of the provisions contained herein; and

(v)	such transfer or assignment (as the case may be) shall have been conducted in accordance with all applicable federal and state securities laws;

provided, however, that after the filing of the Shelf Registration Statement(s) covering the Initial Shares and Subsequent Shares, the Company shall only be required to prepare and file any post-effective amendment to the shelf Registration Statement, any new Registration Statement and/or any supplement to the prospectus contained in an effective Shelf Registration Statement that may be required to permit resales by such transferee or assignee under the Shelf Registration Statement, the costs and expenses of which shall be deemed to be Registration Expenses in accordance with Section 3.2 hereof, once per calendar year; provided; further, that Annji may request additional filings after the first filing during any calendar year and Annji shall be responsible for, and reimburse the Company for, the fees and expenses of counsel to the Company and the Company’s auditors incurred in connection with such additional filings.

Section 5.9 Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the Company and any successor organization that shall succeed to substantially all of the business and property of the Company, whether by merger, consolidation, acquisition of all or substantially all of the assets of the Company or otherwise, including by operation of law (each, a “Successor”). The Company hereby covenants and agrees that it shall cause any Successor to adopt and assume this Agreement. If a parent entity of the Company or its Successor becomes the issuer of the Registrable Shares, then the Company or such Successor shall cause such parent entity to adopt and assume this Agreement to the same extent as if the parent entity were the Company or such Successor.

Section 5.10 Notices. Any notice required or permitted to be given by this Agreement shall be in writing and in English and shall be: (a) delivered by hand or by overnight courier with tracking capabilities; or (b) mailed postage prepaid by first class, registered, or certified mail, in each case, addressed as set forth below unless changed by notice so given.

Address for notices to Annji:	AnnJi Pharmaceutical Co. Ltd.
Attn: Wendy Huang
[***]

with a copy to (which copy shall not constitute notice hereunder):

Greenberg Traurig, LLP
Attn: [***]

Address for notices to Company:	Avenue Therapeutics, Inc.
Attn: CEO
1111 Kane Concourse, Suite 301
Bay Harbor Islands, FL 33154
[***]

with a copy to (which copy shall not constitute notice hereunder):

Avenue Therapeutics, Inc.
Attn: Legal
1111 Kane Concourse, Suite 301
Bay Harbor Islands, FL 33154
[***]

Section 5.11 Headings. The headings contained in this Agreement are for convenience of reference only and are not part of the substance of this Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by its duly authorized officer as of the date first written above.

Avenue Therapeutics, Inc.

By:	/s/ Alexandra MacLean
Alexandra MacLean, M.D., Chief Executive Officer

AnnJi Pharmaceutical Co. Ltd.

By:	/s/ Wendy Huang

Name:	Wendy Huang, Ph.D.

Title:	Chair & President

[Signature page to Registration Rights Agreement]